                                 SCHEDULE 14C
                                (Rule 14c-101)

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement      [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                             The Finish Line, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             THE FINISH LINE, INC.
                            3308 N. MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               October 24, 1996



Dear Stockholder:

     I am writing to inform you of an amendment to the Certificate of Incorporation of The Finish Line, Inc. (the "Company") to increase the authorized number of shares from 33,000,000 (comprised of 20,000,000 shares of Class A Common Stock, 12,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock) to 43,000,000 (comprised of 30,000,000 shares of Class A Common Stock, 12,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock). The Company is increasing the number of authorized shares in order to implement a previously announced two-for-one stock split. The new shares will be distributed on November 15, 1996 to stockholders of record as of the close of business on October 18, 1996. In order to implement the stock split, stockholders holding in excess of a majority of the votes of Class A Common Stock and Class B Common Stock voting together as one class have informed the Company that they intend to approve the amendment to the Company's Certificate of Incorporation. Therefore, this Information Statement is being furnished to stockholders of the Company for informational purposes only.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The accompanying Information Statement describes in more detail the amendment to the Certificate of Incorporation. I urge you to read the accompanying materials carefully.

                              Sincerely,


                              /s/ Alan H. Cohen

                              Alan H. Cohen,
                              Chief Executive Officer, President
                              and Chairman of the Board

                             THE FINISH LINE, INC.
                           3308 N. Mitthoeffer Road
                          Indianapolis, Indiana 46236
                           ________________________

                                  INFORMATION
                                   STATEMENT
                           ________________________

                              GENERAL INFORMATION

     This Information Statement is being furnished to the stockholders of the Company in connection with the amendment (the "Amendment") to the Company's Certificate of Incorporation to increase the authorized number of shares from 33,000,000 (comprised of 20,000,000 shares of Class A Common Stock, 12,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock) to 43,000,000 (comprised of 30,000,000 shares of Class A Common Stock, 12,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock).

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTFICIATE OF INCORPORATION.

     The Company is increasing the number of authorized shares in order to implement a previously announced two-for-one stock split. The new shares will be distributed on November 15, 1996 to stockholders of record as of the close of business on October 18, 1996. Stockholders holding in excess of a majority of the votes of Class A Common Stock and Class B Common Stock voting together as one class have informed the Company that they intend to approve the amendment to the Company's Certificate of Incorporation; therefore, no other stockholder approval is required. This Information Statement is being furnished to you for informational purposes only.

     This Information Statement is first being mailed on or about October 24, 1996 to the stockholders of The Finish Line, Inc., a Delaware corporation (the "Company"), of record as of the close of business on October 18, 1996. On October 18, 1996, 6,836,587 shares of Class A Common Stock and 4,934,537 shares of Class B Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote and each outstanding share of Class B Common Stock entitles the holder to ten votes.

     Stockholders holding in excess of the majority of the votes of Class A Common Stock and Class B Common Stock voting together as one class have informed the Company that they intend to approve the amendment to the Company's Certificate of Incorporation by written consent on November 13, 1996.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES

     Subject to stockholder approval, the Board of Directors approved on September 27, 1996, and recommended that the stockholders approve, an amendment (the "Amendment") to Sections 1 and 2 of the Company's Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock from 20,000,000 shares to 30,000,000 shares. Sections 1 and 2 of the Certificate of Incorporation as proposed to be amended is attached as Annex I to this Information Statement.

     The Board of Directors believes that it was and is in the best interests of the Company and its stockholders to increase the number of authorized shares of capital stock as described above.

     The Company is increasing the number of authorized shares in order to implement a previously announced two-for-one stock split. The new shares will be distributed on November 15, 1996 to stockholders of record as of the close of business on October 18, 1996. The stock split will result in each holder of one share of Class A Common Stock and Class B Common Stock immediately prior to the stock split holding two shares of that same class of stock immediately after such stock split. The Company believes that the stock dividend will create a capital structure for the Company that is more appropriate for future flexibility, including possible financings.

     Neither the shares of common or preferred stock currently authorized nor the additional shares of Class A Common Stock proposed to be authorized will carry preemptive rights when issued. The additional shares of Class A Common Stock would be a part of the existing class of Class A Common Stock and, if and when issued, would have the same rights and privileges as the shares presently outstanding. While the stock dividend to the Company's existing stockholders will not have a dilutive effect on the equity or voting rights of such stockholders, the issuance of additional authorized shares of common stock may have such a dilutive effect.

     Although the Company currently has no such intentions, the additional authorized but unissued shares of Class A Common Stock could be used to make a change in control of the Company more difficult. Under certain circumstances, additional shares of Class A Common Stock could be used to create voting impediments or to discourage third parties from seeking to effect a takeover or otherwise gain control of the Company. The sale or distribution of a substantial number of the additional authorized shares of Class A Common Stock or rights to purchase shares of Class A Common Stock may have the effect of discouraging unsolicited attempts to take over or otherwise gain control of the Company. The Board of Directors of the Company is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     Approval of the Amendment requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Class A and Class B Common Stock of the Company voting together as one class. Holders of more than a majority of the issued and outstanding shares of Class A and Class B Common Stock have informed the Company that they intend to approve the Amendment; therefore, no other stockholder approval is required.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 18, 1996, information relating to the beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                                                             BENEFICIAL OWNERSHIP AS OF October 18, 1996
                                          ------------------------------------------------------------------------------
                                                     CLASS A                           CLASS B
                                         ---------------------------       -----------------------------
                                          NUMBER OF          % OF            NUMBER OF           % OF
            NAME                         SHARES(1)(2)       CLASS(9)         SHARES(1)          CLASS(9)     TOTAL SHARES
-----------------------------            ------------       --------         ---------          ---------    ------------
Alan H. Cohen.........................        --              --             1,448,043(3)          29.3%        1,448,043
David I. Klapper......................        --              --             1,448,043(3)(4)       29.3%        1,448,043
David M. Fagin........................        --              --               930,754(5)          18.8%          930,754
Larry J. Sablosky.....................        --              --             1,037,827(6)          21.0%        1,037,827
Steven J. Schneider...................    10,101(7)           (8)                   --               --            10,101
Donald E. Courtney....................    12,900(7)           (8)                   --               --            12,900
Michael L. Marchetti..................       300(7)           (8)                   --                                300
Jonathan K. Layne.....................        --              --                   --               --                --
Jeffrey H. Smulyan....................    10,000(7)           (8)                   --               --            10,000
George S. Sanders.....................        --              --                   --               --                --
Joseph W. Wood........................        --              --                    --               --                --
All directors and executive
  officers as a group
  (9) persons)........................    33,301              --%            4,864,667             98.6%        4,897,968

-----------------

(1) Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236.

(2) If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of Class A Common Stock.

(3) Includes 256,048 shares of Class B Common Stock held as Trustee of various trusts for the benefit of his minor children.

(4) Includes 342,857 shares held by Mr. Klapper as General Partner of a family partnership.

(5) Includes 33,054 shares held by Mr. Fagin's spouse and includes 6,582 shares held by Mr. Fagin as custodian for his minor children. Excludes an aggregate of 76,452 shares held by Mr. Fagin's son and daughter who are over the age of 21 and also excludes 1,481 shares held by Mr. Fagin's granddaughter. Mr. Fagin disclaims beneficial ownership of all securities held by other members of his household.

(6) Includes 200,000 shares of Class B Common Stock held as Trustee of two trusts for the benefit of his minor children. Includes 4,984 shares held by Mr. Sablosky's spouse and includes 5,816 shares held by Mr. Sablosky as custodian for his minor children. Also includes 59,748 shares held by a trust for Mr. Sablosky's minor children under a Trust Agreement pursuant to which he serves as a co-trustee. Mr. Sablosky disclaims beneficial ownership of all securities held by other members of his household.

(7) Includes the following shares issuable upon exercise of options which are exercisable within 60 days of October 18, 1996:


          Steven J. Schneider...........................................    7,001
          Donald E. Courtney............................................   12,000
          Michael L. Marchetti..........................................      300
          Jeffrey H. Smulyan............................................    7,000

(8)  Less than 1% of the shares of Class A Common Stock outstanding.

(9) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

                                 OTHER MATTERS

     The Company is presenting no other matters to the Stockholders.

                              By Order of the Board of Directors,

                              David M. Fagin,
                              Executive Vice President and Secretary


     Indianapolis,

     October 24, 1996

                                    ANNEX I

     Sections 1 and 2 of the Certificate of Incorporation as amended.

     "SECTION 1.    Number of Authorized Shares.  The total number of shares of
                    ---------------------------
     all classes of stock that the Corporation shall have authority to issue is forty three million (43,000,000) shares, consisting of forty two million (42,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     SECTION 2.    Common Stock.  The Common Stock shall consist solely of
                   ------------
     "Class A Common Stock" and "Class B Common Stock." The authorized number of shares of Class A Common Stock shall be thirty million (30,000,000) and the authorized number of shares of Class B Common Stock shall be twelve million (12,000,000); provided that the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the Board of Directors in the authorized number of shares of Class B Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time subject to the foregoing. The Board of Directors shall have no power to alter the rights with respect to the Class A Common Stock or Class B Common Stock."